Exhibit 99.1

Submarine Buyer LLC By: Submarine Buyer Holdco LLC, its sole member By: Boardwalk I Aggregator L.P., its managing member By: BCP 9 Holdings Manager L.L.C., its general partner	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk II Aggregator L.P. By: BCP 9 Holdings Manager L.L.C., its general partner	08/04/2026

By: /s/ Robert Brooks

Name: Robert Brooks
Title: Authorized Signatory
Submarine Buyer Holdco LLC By: Boardwalk I Aggregator L.P., its managing member By: BCP 9 Holdings Manager L.L.C., its general partner	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk I Aggregator L.P. By: BCP 9 Holdings Manager L.L.C., its general partner	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BCP 9 Holdings Manager L.L.C.	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory
Blackstone Management Associates IX L.P. By: BMA IX L.L.C., its general partner	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory
BMA IX L.L.C.	08/04/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory